UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2015

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)
(405) 848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 2, 2015, Chesapeake Energy Corporation (the “Company”) issued a press release regarding the commencement of private offers to eligible holders to exchange up to $1.5 billion aggregate principal amount of newly issued 8.00% Senior Secured Second Lien Notes due 2022 (the “Second Lien Notes”) for its outstanding (i) 6.25% euro-denominated senior notes due 2017, (ii) 6.5% senior notes due 2017, (iii) 7.25% senior notes due 2018, (iv) floating rate senior notes due 2019, (v) 6.625% senior notes due 2020, (vi) 6.875% senior notes due 2020, (vii) 6.125% senior notes due 2021, (viii) 5.375% senior notes due 2021, (ix) 4.875% senior notes due 2022 and (x) 5.75% senior notes due 2023. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference in this current report.

The Company is filing as Exhibit 99.2 hereto and incorporating by reference herein the “Risk Factors” relating to its business and indebtedness that are provided in the confidential offering memorandum relating to the exchange offers described above.

This notice shall not constitute an offer to buy, nor shall there be any sale of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 7.01. Regulation FD Disclosure.

In connection with the exchange offers described in Item 8.01, we are providing herewith the following information contained in the confidential offering memorandum relating to such exchange offers:

The Company recently purchased for cash through privately negotiated transactions approximately $24.0 million aggregate principal amount of its 3.25% senior notes due 2016 and may continue to make such repurchases. During the term of (and after) the exchange offers, the Company may repurchase through privately negotiated transactions its outstanding senior notes other than the senior notes that are subject of the exchange offers and issue additional Second Lien Notes in connection with such transactions.

The information in this Item 7.01 is being furnished, not filed. Accordingly, the information in this Item 7.01 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, except as set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
99.1 99.2	Chesapeake Energy Corporation press release dated December 2, 2015 Risk Factors

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ James R. Webb
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary
Date:    December 2, 2015

EXHIBIT INDEX

Exhibit No.	Document Description
99.1 99.2	Chesapeake Energy Corporation press release dated December 2, 2015 Risk Factors